EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77C:
  Submission of matters to a vote of Security holders.

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits:
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EXHIBIT A:
     Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of Armada Funds

In planning and performing our audits of the financial statements of the Armada Funds (the "Funds") for the year ended May 31, 2004, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S. generally accepted accounting principles.
Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United
States). A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of May 31, 2004.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/Ernst & Young LLP

Philadelphia, Pennsylvania
July 14, 2004



EXHIBIT B:
SUB-ITEM 77C:

SHAREHOLDER VOTING RESULTS:  A Special Meeting of
Shareholders of Armada Large Cap Ultra Fund was held on
April 20, 2004. The following represents the results of the proposals voted on:

PROPOSAL 1

To consider a proposal to approve a Plan of Reorganization providing for the transfer of all of the assets and all liabilities of the Armada Large Cap Ultra
Fund (the "Selling Fund") in exchange for shares of the Armada Large Cap Growth Fund. The shares so received will be distributed to shareholders of the Selling Fund and the Selling Fund will be terminated as soon as practicable thereafter. These actions are referred to as the "Reorganization."

                 NUMBER OF %       OF OUTSTANDING        % OF SHARES
                   SHARES              SHARES               VOTED

AFFIRMATIVE     5,562,197.843           72.947%             99.682%
AGAINST               604.322             .008%               .011%
ABSTAIN            17,140.571             .225%               .307%

TOTAL           5,579,942.736           73.180%            100.000%



EXHIBIT C:

                    SUB-ADVISORY AGREEMENT
                         ARMADA FUNDS
                     SMALL CAP CORE FUND
                    SUB-ADVISORY AGREEMENT

	AGREEMENT made as of April 1, 2004 between NATIONAL CITY
INVESTMENT MANAGEMENT COMPANY (the "Adviser"), and ALLEGIANT
INVESTMENT COUNSELORS (the "Sub-Adviser").

	WHEREAS, ARMADA FUNDS, a Massachusetts business trust (the "Trust"), is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended
("1940 Act"); and

	WHEREAS, pursuant to an Advisory Agreement dated April 1, 2004 (the "Advisory Agreement") by and between the Trust and the Adviser, the Trust has appointed the Adviser to furnish the investment advisory and other services to the Trust for its Small Cap Core Fund and the Adviser has agreed thereto; and

	WHEREAS, the Advisory Agreement authorizes the Adviser to subcontract investment advisory services with respect to the Fund to the Sub-Adviser; and

	WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish investment advisory services to the Trust with respect to the Small Cap Core Fund (the "Fund") and the Sub-Adviser is willing to so furnish such services;

	NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.	Appointment and Delivery of Documents.

(a)	Intending to be legally bound, the Adviser, with
the approval of the Trust, hereby appoints the Sub-Adviser to act as investment adviser to the Fund for the period and on the terms set forth in this Agreement. Intending to be legally bound, the Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

(b)	The Sub-Adviser acknowledges that it has received
copies of the Trust's most recent prospectuses and statements of additional information with respect to the Fund.

2.	Services of Sub-Adviser.  The Sub-Adviser agrees that
with respect to the Fund it shall:

(a)	Subject to the supervision of the Trust's Board
of Trustees, assist the Adviser in providing a continuous investment program for the Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund. The Sub-Adviser will assist the Adviser in determining from time to time what securities and other investments will be purchased, retained or sold by the Fund.
The Sub-Adviser will provide the services rendered by it under this Agreement in accordance with the Fund's investment objective, policies, and restrictions as stated in the Prospectus and Statement of Additional Information and resolutions of the Trust's Board of Trustees applicable to the Fund;

(b)	Transmit trades to the Trust's custodian for
proper settlement;

(c)	Prepare a quarterly broker security transaction
summary and monthly security transaction listing for the Fund;

(d)	Maintain all books and records with respect to
the Fund's securities transactions effected by it as required by subparagraphs (b)(5), (6), (7),
(9), (10) and (11) and paragraph (f) of Rule 31a-
1 under the 1940 Act; and

(e)	Supply the Trust and its Board of Trustees with
reports and statistical data as reasonably requested.

3.	Other Covenants.  The Sub-Adviser agrees that it:

(a)	will comply with all applicable Rules and
Regulations of the Securities and Exchange
Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law;

(b)	will use the same skill and care in providing
such services as it uses in providing services to similar fiduciary accounts for which it has investment responsibilities;

(c)	will not make loans to any person to purchase or
carry shares in the Fund or make interest-bearing loans to the Trust or the Fund;

(d)	will maintain a policy and practice of conducting
its investment advisory services hereunder independently of the commercial banking operations of any affiliated person of the Adviser. In making investment recommendations for the Fund, the Sub-Adviser's personnel will not inquire or take into consideration whether the issuers (or related supporting institutions) of securities proposed for purchase or sale for the Fund's account are customers of the commercial department of any affiliated person of the Adviser;

(e)	in connection with its duties under paragraph 2
of this Agreement, will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In selecting brokers or dealers for executing portfolio transactions, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction the Sub-Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of
1934, as amended) provided to any fund and/or other accounts over which the Sub-Adviser or any affiliate of the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized, subject to the prior approval of the Board, to negotiate and pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-
Adviser with respect to the accounts as to which it exercises investment discretion.
Notwithstanding the foregoing, no prior approval by the Board shall be required so long as the broker or dealer selected by the Sub-Adviser provides best price and execution on a particular transaction. In no instance will Fund securities be purchased from or sold to the Adviser, any Sub-Adviser, Professional Funds Distributors, LLC
("PFD") (or any other principal underwriter to the Trust) or an affiliated person of either the Trust, the Adviser, Sub-Adviser, or PFD (or such other principal underwriter) unless permitted by an order of the SEC or applicable rules. In executing portfolio transactions for the Fund, the Sub-Adviser may, but shall not be obligated to, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased with those of other funds and its other clients where such aggregation is not inconsistent with the policies set forth in the Trust's registration statement. In such event, the Sub-Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and such other clients; and

(f)	will treat confidentially and as proprietary
information of the Trust all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Sub-Adviser may be exposed to civil or criminal comtempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or when so requested by the Trust).

4.	Services Not Exclusive.  The services furnished by the
Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The Adviser acknowledges that the Sub-Adviser may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given, or the time or nature of action taken, with respect to the Fund.

5.	Books and Records.  In compliance with the requirements
of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's written request; provided, however, that the Sub-Adviser may retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records required to be maintained by it pursuant to paragraph 2(d) of this Agreement.

6.	Expenses.  During the term of this Agreement, the Sub-
Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments
(including brokerage commissions and other transaction costs, if any) purchased or sold for any Fund.

7.	Compensation.  For the services provided and the expenses
assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, of 0.50% of the average daily net assets of the Small Cap Core Fund.

8.	Limitation of Liability.  The Sub-Adviser shall not be
liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

9.	Duration and Termination.  This Agreement will become
effective with respect to the Fund upon approval of this Agreement by vote of a majority of the outstanding voting securities of the Fund, and, unless sooner terminated as provided herein, shall continue in effect until September
30, 2005. Thereafter, if not terminated, this Agreement shall automatically continue in effect as to the Fund for successive twelve month periods ending on September 30, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund. Notwithstanding the foregoing, this Agreement may be terminated as to the Fund at any time, without the payment of any penalty, by the Adviser or by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund) on sixty days' written notice to the Sub-Adviser, or by the Sub-Adviser, on sixty days' written notice to the Trust, provided that in each such case, notice shall be given simultaneously to the Adviser. In addition, notwithstanding anything herein to the contrary, in the event of the termination of the Advisory Agreement with respect to the Fund for any reason (whether by the Trust, by the Adviser or by operation of law) this Agreement shall terminate with respect to the Fund upon the effective date of such termination of the Advisory Agreement. This
Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms
"majority of the outstanding voting securities,"
"interested persons" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

10.	Amendment of This Agreement.  No provision of this
Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective as to the Fund until approved by vote of a majority of the outstanding voting securities of the Fund.

11.	Miscellaneous.  During the term of this Agreement, the
Adviser agrees to furnish the Sub-Adviser at its principal office all Prospectuses, proxy statements, reports to shareholders, sales literature or other materials prepared for distribution to shareholders of the Fund, the Adviser, broker-dealers or the public that refer to the Sub-Adviser. Sub-Adviser shall consent to such materials unless it reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of the materials that expressly relate to the Sub-Adviser, its services and its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser.

		The captions in the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

12.	Names.  The names "ARMADA FUNDS" and "Trustees of ARMADA
FUNDS" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated January 28, 1986 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "ARMADA FUNDS" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

ALLEGIANT INVESTMENT COUNSELORS
By: /s/ Gordon A. Johnson____
Name:  Gordon A. Johnson
Title:  President

NATIONAL CITY INVESTMENT MANAGEMENT  COMPANY
By: /s/ Donald L. Ross____
Name:  Donald L. Ross
Title:  President, IMC





                        ARMADA FUNDS
                     ADVISORY AGREEMENT

	AGREEMENT made as of April 2, 2004, between ARMADA FUNDS, a Massachusetts business trust, located in King of Prussia, Pennsylvania (the "Trust") and NATIONAL CITY INVESTMENT
MANAGEMENT COMPANY, located in Cleveland, Ohio (the "Adviser").

	WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

	WHEREAS, the Trust desires to retain the Adviser as investment adviser to the Small Cap Core Fund (the "Fund");

	NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed among the parties hereto as follows:

	1.	Delivery of Documents.  The Adviser acknowledges that
it has received copies of each of the following:

	(a)	The Trust's Declaration of Trust, as filed with
the State Secretary of the Commonwealth of Massachusetts on January 29, 1986 and all amendments thereto (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration of Trust");

	(b)	The Trust's Code of Regulations, and amendments
thereto (such Code of Regulations, as presently in effect and as it shall from time to time be amended, is herein called the "Code of Regulations");

	(c)	Resolutions of the Trust's Board of Trustees
authorizing the appointment of the Adviser and approving this Agreement;

	(d)	The Trust's Notification of Registration on Form
N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC") on
September 26, 1985 and all amendments thereto;

	(e)	The Trust's Registration Statement on Form N-1A
under the Securities Act of 1933, as amended
("1933 Act") (File No. 33-488) and under the 1940
Act as filed with the SEC on September 26, 1985 and all amendments thereto; and

	(f)	The Trust's most recent prospectuses and
statements of additional information with respect to the Fund (such prospectuses and statements of additional information, as presently in effect and all amendments and supplements thereto are herein called individually, a "Prospectus", and collectively, the "Prospectuses").

	The Trust will furnish the Adviser from time to time with execution copies of all amendments of or supplements to the foregoing.

	2.	Services.  The Trust hereby appoints the Adviser to act
as investment adviser to the Fund for the period and on the terms set forth in this Agreement. Intending to be legally bound, the Adviser accepts such appointment and agrees to furnish the services required herein to the Fund for the compensation hereinafter provided.

	Subject to the supervision of the Trust's Board of Trustees, the Adviser will provide a continuous investment program for the Fund, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. The Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund.
 The Adviser will provide the services under this Agreement in accordance with the Fund's investment objectives, policies, and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees applicable to the Fund.

	3.	Subcontractors.  It is understood that the Adviser may
from time to time employ or associate with itself such person or persons as the Adviser may believe to be particularly fitted to assist in the performance of this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Adviser and that the Adviser shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it is for its own acts and omissions. Without limiting the generality of the foregoing, it is agreed that investment advisory services to the Fund may be provided by a sub-adviser agreeable to the Adviser and approved in accordance with the provisions of the 1940 Act. Any such sub-advisers are hereinafter referred to as the "Sub-Advisers." In the event that any Sub-Adviser appointed hereunder is terminated, the Adviser may provide investment advisory services pursuant to this Agreement to the Fund involved without further shareholder approval. Notwithstanding the employment of any Sub-
Adviser, the Adviser shall in all events: (a) establish and monitor general investment criteria and policies for the Fund; (b) review investments in the Fund on a periodic basis for compliance with its investment objective, policies and restrictions as stated in the Prospectus; (c) review periodically any Sub-Adviser's policies with respect to the placement of orders for the purchase and sale of portfolio securities; (d) review, monitor, analyze and report to the Board of Trustees on the performance of any Sub-Adviser; (e) furnish to the Board of Trustees or any Sub-Adviser, reports, statistics and economic information as may be reasonably requested; and (f) recommend, either in its sole discretion or in conjunction with any Sub-Adviser, potential changes in investment policy.

	4.	Covenants by Adviser.  The Adviser agrees with respect
to the services provided to the Fund that it:

	(a)	will comply with all applicable Rules and
Regulations of the SEC and will in addition conduct its activities under this Agreement in accordance with other applicable law;

	(b)	will use the same skill and care in providing such
services as it uses in providing services to similar fiduciary accounts for which it has investment responsibilities;

	(c)	will not make loans to any person to purchase or
carry shares in the Fund, or make interest-bearing loans to the Trust or the Fund;

	(d)	will maintain a policy and practice of conducting
its investment management activities independently of the Commercial Departments of all banking affiliates. In making investment recommendations for the Fund, personnel will not inquire or take into consideration whether the issuers (or related supporting institutions) of securities proposed for purchase or sale for the Fund's account are customers of the Commercial Department. In dealing with commercial customers, the Commercial
Department will not inquire or take into consideration whether securities of those customers are held by the Fund;

	(e)	will place orders pursuant to its investment
determinations for the Fund either directly with the issuer or with any broker or dealer. In selecting brokers or dealers for executing portfolio transactions, the Adviser will use its best efforts to seek on behalf of the Trust and the Fund the best overall terms available. In assessing the best overall terms available for any transaction the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts over which the Adviser or any affiliate of the Adviser exercises investment discretion. The Adviser is authorized, subject to the prior approval of the Board, to negotiate and pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion. In no instance will Fund securities be purchased from or sold to the Adviser, any Sub-Adviser, or any principal underwriter to the Trust or an affiliated person of either the Trust, the Adviser, Sub-Adviser, or principal underwriter unless permitted by an order of the SEC or applicable rules. In executing portfolio transactions for the Fund, the Adviser may, but shall not be obligated to, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased with those of other investment portfolios of Armada Funds and its other clients where such aggregation is not inconsistent with the policies set forth in the Trust's registration statement. In such event, the Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and such other clients;

	(f)	will maintain all books and records with respect
to the securities transactions for the Fund and furnish the Trust's Board of Trustees such periodic and special reports as the Board may request; and

	(g)	will treat confidentially and as proprietary
information of the Trust all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).

5.	Services Not Exclusive.  The services furnished by the
Adviser hereunder are deemed not to be exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

	6.	Books and Records.  In compliance with the requirements
of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

	7.	Expenses.  During the term of this Agreement, the
Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

	8.	Compensation.  For the services provided to the Fund
and the expenses assumed pursuant to this Agreement, the Trust will pay the Adviser from the assets belonging to the Fund and the Adviser will accept as full compensation therefore fees, computed daily and paid monthly, at the annual rate of 1.00% of the average daily net assets of the Fund;

	9.	Limitation of Liability.  The Adviser shall not be
liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

	10.	Duration and Termination.  This Agreement will become
effective upon approval of this Agreement by vote of a majority of the outstanding voting securities of the Fund, and, unless sooner terminated as provided herein, shall continue in effect until September 30, 2005. Thereafter, if not terminated, this Agreement shall continue in effect for successive twelve month periods ending on September 30, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund.
Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Trust (by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the
Fund), or by the Adviser on 60 days' written notice.  This
Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

	11.	Amendment of this Agreement.  No provision of this
Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved by vote of a majority of the outstanding voting securities of the Fund.

	12.	Miscellaneous.  The captions in this Agreement are
included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

	13.	Names.  The names "ARMADA FUNDS" and "Trustees of
ARMADA FUNDS" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated January 28, 1986 which is hereby referred to and a copy of which is on file at the office of the State
Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "ARMADA
FUNDS" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

ARMADA FUNDS
By:  /s/ Herbert R. Martens
Title:  President

NATIONAL CITY INVESTMENT MANAGEMENT COMPANY
By:  /s/ Timothy F. McDonough
Title:  Managing Director